UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2018
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DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)
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Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (703) 245-9675
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2018, the board of directors of DXC Technology Company (the “Company”) appointed Ms. Mary Louise (ML)Krakauer to serve as a new director for a term expiring at the Company’s 2018 annual meeting of stockholders. At the same time, the board of directors appointed Ms. Krakauer to serve as a member of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is currently comprised of Manoj Singh (Chair), Amy Alving and ML Krakauer.

Ms. Krakauer retired as the Executive Vice President, Chief Information Officer of Dell Corporation in 2017, where she was responsible for global IT, including all operations and integration activity. She served as the Chief Information Officer and EVP, Global Business Services of EMC Corporation in 2016. Prior to that she served as EVP, Business Development, Global Enterprise Services for EMC Corporation during 2015 and as Executive Vice President, Global Human Resources for EMC Corporation from 2012 to 2015, where she was responsible for executive, leadership, and employee development, compensation and benefits, staffing, and all of the people-related aspects of acquisition integration. Previously, she held leadership roles in the services businesses at EMC Corporation, Hewlett-Packard Corporation, Compaq Computer Corporation, and Digital Equipment Corporation. Ms. Krakauer currently serves as director of Mercury Systems and Xilinx.

Consistent with the 2017 Non-Employee Director Incentive Plan and the compensation policies currently applicable to our non-employee directors previously disclosed by the Company, Ms. Krakauer is entitled to receive a pro rata annual equity award and cash compensation.

A copy of the press release issued on March 15, 2018 announcing the appointment of Ms. Krakauer is attached hereto as Exhibit 99.1.
Item 5.03 Amendments to Articles of Incorporation or Bylaws

Effective March 15, 2018, the board of directors amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws include the following amendments:

Implementing Advance Notice Provisions

Section 2 of the Amended and Restated Bylaws revises the advance notice disclosure requirements to require the stockholder proposing business or nominating directors to provide information about the stockholder’s ownership of securities in the Company (including ownership of derivative securities) and material litigation, relationships and interests in material agreements with or involving the Company. Further, the Amended and Restated Bylaws require the stockholder to provide additional information regarding any candidate the stockholder proposes to nominate for election as a director, including all information with respect to such nominee that would be required to be set forth in a stockholder’s notice if such nominee were a stockholder delivering such notice and a description of any direct or indirect material interest in any material contract or agreement between or among the nominating stockholder and each nominee or his or her respective associates. The Amended and Restated Bylaws also require the stockholder to provide information regarding the proposed business and any related agreements between the stockholder and any other beneficial holder. Additionally, the stockholder must update or supplement its notice, if necessary, prior to the stockholder meeting.
Implementing Proxy Access
Section 3 of the Amended and Restated Bylaws permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to 20% of the board or two individuals, whichever is greater, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Section 3 of the Amended and Restated Bylaws.
Additional Bylaw Changes
The Amended and Restated Bylaws also (1) permit amendment of any bylaw by a majority of the outstanding shares entitled to vote and (2) include certain technical, conforming, modernizing and clarifying changes.
The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.1 and the information set forth therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of DXC Technology Company, as adopted on March 15, 2018
99.1	Press release dated March 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	March 15, 2018	By:	/s/ Paul N. Saleh
		Name:	Paul N. Saleh
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of DXC Technology Company, as adopted on March 15, 2018
99.1	Press release dated March 15, 2018